Exhibit 5.2

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

October 13, 2004

New Century Financial Corporation

18400 Von Karman Avenue

Suite 1000

Irvine, California 92612

Re:	New Century Financial Corporation, a Maryland corporation (the “Company”)—Post-Effective Amendment No. 3 to Registration Statement on Form S-3, as amended (No. 333-109727), of New Century TRS Holdings, Inc. (formerly known as New Century Financial Corporation), a Delaware corporation, and the Registration Statement on Form S-3 of the Company, pertaining to Seven Million Four Hundred Eighteen Thousand Seven Hundred Fifty-Four (7,418,754) shares (the “Shares”) of common stock of the Company, par value one cent ($0.01) per share (“Common Stock”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company on Post-Effective Amendment No. 3 to Registration Statement on Form S-3, as amended (No. 333-109727), of New Century TRS Holdings, Inc. (formerly known as New Century Financial Corporation), a Delaware corporation, and the Registration Statement on Form S-3 of the Company (such joint filing, together with all exhibits thereto, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on or about October 12, 2004 pursuant to the Act. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”), represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on April 12, 2004 (the “Articles of Incorporation”), Articles Supplementary filed with the Department on September 30, 2004 and Articles of Amendment and Restatement (the “Articles of Amendment and Restatement”) filed with the Department on September 30, 2004;

(ii)	the Bylaws of the Company, as adopted on April 12, 2004 (the “Original Bylaws”) and the Amended and Restated Bylaws of the Company, as adopted on April 21, 2004 (the “Amended and Restated Bylaws”, and

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

New Century Financial Corporation

October 13, 2004

together with Original Bylaws, the “Bylaws”), which Amended and Restated Bylaws became effective on October 1, 2004;

(iii)	the Action by Written Consent of the Sole Member of the Board of Directors of the Company, dated as of April 12, 2004 (the “Organizational Minutes”);

(iv)	the resolutions adopted by the Board of Directors of the Company, or committees thereof, dated as of June 30, 2003, April 21, 2004 and September 30, 2004 (the “Existing Directors’ Resolutions”, and together with the Organizational Minutes, the “Directors’ Resolutions”);

(v)	the resolutions adopted by the sole stockholder of the Company, dated as of April 21, 2004 (the “Stockholder Resolutions”);

(vi)	the Indenture, dated as of July 8, 2003 (the “Base Indenture”), by and between New Century Financial Corporation, a Delaware corporation and predecessor to the Company (“NCF-DE”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the First Supplemental Indenture, dated as of September 30, 2004 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), by and among NCF-DE, the Company and the Trustee;

(vii)	the 3.5% Senior Notes made by NCF-DE in the aggregate principal amount of $210,000,000 maturing on July 3, 2008, registered in the name of The Depository Trust Company (the “Senior Notes”);

(viii)	a certificate of Robert K. Cole, the Chairman of the Board and Chief Executive Officer of the Company, and Patti M. Dodge, Chief Financial Officer of the Company, of even date herewith (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Directors’ Resolutions, the Stockholders’ Resolutions, the Indenture and the Senior Notes are true, correct and complete, and that the Charter, the Amended and Restated Bylaws, the Directors’ Resolutions, the Stockholders’ Resolutions, the Indenture and the Senior Notes have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions and the Stockholders’ Resolutions, the authorization for issuance of the Shares if, as and when the Senior Notes are converted into the Shares in accordance with, and subject to, the terms and

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

New Century Financial Corporation

October 13, 2004

conditions set forth in the Senior Notes, and the form, approval, execution and delivery of the Indenture and the Senior Notes;

(ix)	the Registration Statement and the related form of prospectus included therein, in substantially the form filed with the Commission pursuant to the Act;

(x)	a status certificate of the Department, dated October 4, 2004, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(xi)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinion set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	NCF-DE has the corporate power and authority to enter into and perform its obligations under the Indenture and the Senior Notes and to incur the obligations provided therein, and has taken all corporate action necessary (including stockholder approvals to the extent necessary) to authorize the execution, delivery and performance of the Indenture and the issuance and sale of the Senior Notes and has executed and delivered each of the Indenture and the Senior Notes;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

New Century Financial Corporation

October 13, 2004

(e)	each of the Indenture and the Senior Notes constitute the valid, binding and legal obligation of the parties thereto;

(f)	none of the Shares will be issued or transferred in violation of the provisions of Article V of the Articles of Amendment and Restatement relating to restrictions on ownership and transfer of stock;

(g)	the issuance and delivery of the Shares if, as and when the Senior Notes are converted into the Shares in accordance with, and subject to, the terms and conditions set forth in the Senior Notes, will not constitute a Business Combination with an Interested Stockholder or an Affiliate thereof (all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”)); and

(h)	at all times subsequent to the date hereof and until conversion of the Senior Notes, the Company will maintain a number of authorized but unissued shares of Common Stock at least equal to the number of shares of Common Stock issuable upon conversion of the Senior Notes.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)	The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and if, as and when the Senior Notes are converted into the Shares in accordance with, and subject to, the terms and conditions set forth in the Senior Notes, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

New Century Financial Corporation

October 13, 2004

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr Andrews & Ingersoll, LLP